Exhibit 99.1

FOR IMMEDIATE RELEASE

NexPoint Hospitality Trust Completes Going Private Transaction with NexPoint Diversified Real Estate Trust

DALLAS and TORONTO, April 17, 2025 -- NexPoint Hospitality Trust (the “REIT”) (TSX-V: NHT.U) and NexPoint Diversified Real Estate Trust (NYSE: NXDT) (“NXDT”) today announced the closing (the “Closing”) of the previously announced transaction whereby the REIT was dissolved and its subsidiary entities merged with and into entities owned or controlled, directly or indirectly, by NXDT (the “Transaction”).

Pursuant to the terms of the Transaction, REIT unitholders (the “Unitholders”) were able to elect to receive, per trust unit of the REIT (each, a “Unit”), either US$0.36 cash or one (1) common share of NHT Hospitality, Inc., which was subsequently converted into a number of common shares of NXDT (the “NXDT Common Shares”) equal to the quotient of US$0.36 divided by the volume weighted average price of the NXDT Common Shares quoted on the New York Stock Exchange for the ten (10) trading days prior to Closing. Unitholders that did not submit an election will receive NXDT Common Shares in exchange for their Units.

With the completion of the Transaction, the Units will cease trading on the TSX Venture Exchange (the “TSXV”) and be delisted from the TSXV at the close of trading on April 22, 2025.

For more information on the Transaction, please see the joint news releases issued by the REIT and NXDT on November 25, 2024, February 14, 2025 and April 15, 2025 along with the REIT’s management information circular prepared in connection with the Transaction, all of which are available on SEDAR+.

About NXDT

NexPoint Diversified Real Estate Trust (NYSE: NXDT) is an externally advised, publicly traded, diversified REIT focused on the acquisition, development, and management of opportunistic and value-add investments throughout the United States across multiple sectors where NexPoint and its affiliates have operational expertise. NXDT is externally advised by NexPoint Real Estate Advisors X, L.P. For more information, please visit nxdt.nexpoint.com.

Forward Looking Information

This news release includes forward-looking information within the meaning of applicable Canadian securities laws and within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. In some cases, forward-looking information can be identified by the use of words such as "may", "will", "should", "expect", "intend", "plan", "anticipate", "believe", "estimate", "predict", "potential", "continue", and by discussions of strategies that involve risks and uncertainties, certain of which are beyond the REIT's and NXDT's control. Readers are cautioned not to place undue reliance on forward-looking information. Additional information on these and other factors that could affect the REIT are included in reports on file with Canadian securities regulatory authorities and may be accessed on the SEDAR+ website at www.sedarplus.ca. Additional factors that may affect NXDT's business or financial results are described in the risk factors included in NXDT's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

By its nature, such forward-looking information necessarily involves known and unknown risks and uncertainties that may cause actual results, performance, prospects and opportunities in future periods of the REIT and NXDT to differ materially from those expressed or implied by such forward-looking statements. Furthermore, the forward-looking statements contained in this news release are made as of the date of this news release and neither the REIT, nor NXDT, nor any other person assumes responsibility for the accuracy and completeness of any forward-looking information, and no one has any obligation to update or revise any forward-looking information, whether as a result of new information, future events or such other factors which affect this information, except as required by law.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Investor Relations
IR@nexpoint.com

Media Inquiries
Comms@nexpoint.com

Jesse Blair III
Executive Vice President, Head of Lodging
(833) 697–7523